Exhibit 10.2
Reve Technologies, Inc.
Stock Purchase Agreement

This Stock Purchase Agreement (“Agreement”) is entered into on the 17th day of July 2015 by and between the undersigned, Reve Technologies, Inc. (“Company”) and David Forster, an individual (“Purchaser”), wherein, the Company does hereby wish to sell, and the Purchaser does hereby wish to purchase, twenty two million  (22,000,000) Shares of the Company’s Common Stock for the purchase price of Twenty Six Thousand Dollars ($26,000); approximately $0.00118 per share, subject to the terms and conditions of this Stock Purchase Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

PURCHASE OR SALE: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction which is the subject of this Agreement, the Seller shall sell, convey, transfer and deliver to the Purchaser certificates representing such Stock, and the Purchaser shall purchase from the Seller the Stock in consideration of the Purchase Price set forth in this Agreement. The Certificates representing the Stock shall be duly registered in the name of the purchaser.

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended or applicable state securities laws. The securities have been acquired for investment and not with a view toward resale and may not be offered for sale, sold, sold, transferred, or assigned in the absence of an effective registration statement for the securities under the Securities Act Of 1933, as amended or applicable state securities laws, unless the company has received an opinion of counsel which is satisfactory to the company, to the effect that such registrations are not required.

1.           Representations and Warranties.  The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)           Prior to the execution of this Stock Purchase Agreement, the Purchaser has carefully reviewed all documents pertaining to the sale and purchase of the Shares and understands the information contained therein;

(b)           Neither the Securities and Exchange Commission (the “SEC’) nor any state securities commission or other regulatory authority has approved the Shares or passed upon or endorsed the merits of the Offering;

(c)           All documents, records, and books pertaining to the investment in the Shares have been made available for inspection by the Purchaser and its Advisers, if any;

(d)           The Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Shares and the business, financial condition and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any;

(e)           In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated herein;

(f)           The Purchaser is acquiring the Shares solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares and the Purchaser has no plans to enter into any such agreement or arrangement;

(g)           The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time;

(h)           The Purchaser is aware that an investment in the Shares is high risk, involving a number of very significant risks and, in particular, acknowledges that the Company has a limited operating history, and has had operating losses since inception.

5.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Subscriber the following:

(a)           Organization and Qualification.  The Company is a corporation duly organized and validly existing under the laws of the State of Nevada The Company has all requisite power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a material adverse effect.

(b)           Authorization.  As of the Closing, all action on the part of the Company, its board of directors, officers and existing stockholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Company hereunder shall have been taken, and this Agreement, assuming due execution by the parties hereto, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(c)           Valid Issuance of the Common Stock.  The shares of Common Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be duly and validly issued and will be free of restrictions on transfer directly or indirectly created by the Company other than restrictions on transfer under this Agreement and under applicable federal and state securities laws.

(d)           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of Shares, except for the following: (i) the filing of such notices as may be required under the Securities Act and (ii) the compliance with any applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor.

(e)           Litigation.  There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened before any court, administrative agency or other governmental body against the Company which question the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transaction contemplated hereby. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(f)           Compliance with Other Instruments.  The Company is not in violation or default of any provision of its Articles of Incorporation, as in effect immediately prior to the Closing. The Company is not in violation or default of any provision of any material instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound.  To the best of its knowledge, the Company is not in violation or default of any provision of any federal, state or local statute, rule or governmental regulation. The execution, delivery and performance of and compliance with this Agreement and the issuance of the Shares, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

(g)           No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising (within the meaning of Regulation D).

6.           Modification.  This Stock Purchase Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

7.           Hold Harmless.  The undersigned agrees to defend, indemnify and hold harmless the Company or any of its’ respective officers, directors, agents or any other persons participation in the sale of stock against any liability, cost or expenses arising as a result of any sale or distribution of any shares of stock purchased by the undersigned in violation of the Securities Act of 1933, as amended.

8.           Governing Law. This agreement and all transactions contemplated in this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada.  The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Las Vegas County in the State of Nevada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

This Agreement is a legally binding instrument upon the execution of both the undersigned and at least one Director from the Company.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties on the date first above written.

AGREED TO:

Reve Technologies, Inc. (Seller)                                                                         David Forster (Purchaser)

/s/Tamio Stehrenberger                      /s/David Forster
 ______________________________                                                          ______________________________
By:  Tamio Stehrenberger                                                                                     By:  David Forster